                                                                     EXHIBIT 4.1







                          BUCYRUS INTERNATIONAL, INC.,
                                  as Company,


                          THE GUARANTORS party hereto
                                      and


                         HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee



                          9-3/4% Senior Notes Due 2007

                              ____________________


                                   INDENTURE

                         Dated as of September 24, 1997

                              ____________________

                             CROSS-REFERENCE TABLE

TIA Section                                                                 Indenture Section
-----------                                                                 -----------------
  310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.9; 7.10
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.8; 7.10
     (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  311(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
  312(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.5
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.5; 11.3
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.3
  313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13.2
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6
  314(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.6; 4.7; 11.2
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.4
     (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.4
     (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.5
     (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  315(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.1
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.5; 11.2
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.1
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.1
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.11
  316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . .       11.6
     (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.5
     (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.4
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.7
  317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.9
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.9
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.4
  318(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.1

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
                                                             ARTICLE 1

                                             DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
SECTION 1.2.  Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
SECTION 1.3.  Incorporation by Reference of Trust
                     Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
SECTION 1.4.  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25

                                                             ARTICLE 2

                                                           THE SECURITIES

SECTION 2.1.  Form and Dating   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
SECTION 2.2.  Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
SECTION 2.3.  Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
SECTION 2.4.  Paying Agent To Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .      28
SECTION 2.5.  Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28
SECTION 2.6.  Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28
SECTION 2.7.  Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31
SECTION 2.8.  Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
SECTION 2.9.  Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
SECTION 2.10. Cancellation      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        32
SECTION 2.11. Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33
SECTION 2.12. CUSIP Numbers     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33
SECTION 2.13. Restrictive Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33
SECTION 2.14. Special Transfer Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35

                                                             ARTICLE 3

                                                             REDEMPTION

SECTION 3.1.  Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
SECTION 3.2.  Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . .      36
SECTION 3.3.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39
SECTION 3.4.  Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40
SECTION 3.5.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40
SECTION 3.6.  Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40

                                                             ARTICLE 4

                                                             COVENANTS

SECTION 4.1.  Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41
SECTION 4.2.  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41
SECTION 4.3.  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41

SECTION 4.4.  Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
SECTION 4.5.  Future Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
SECTION 4.6.  SEC Reports       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
SECTION 4.7.  Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43
SECTION 4.8.  Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43
SECTION 4.9.  Limitation on Incurrence of Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .      45
SECTION 4.10. Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
SECTION 4.11. Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      49
SECTION 4.12. Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . .      50
SECTION 4.13. Limitation on Sales of Assets and
                  Subsidiary Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      51
SECTION 4.14. Limitation on Dividend and Other
                  Restrictions Affecting Restricted
                  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55
SECTION 4.15. Limitation on Issuance or Sale of Capital
                  Stock of Wholly Owned Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . .      56
SECTION 4.16. Limitation on Sale and Leaseback
                  Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      56

                                                             ARTICLE 5

                                                         SUCCESSOR COMPANY

SECTION 5.1.  Merger, Consolidation and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . .      57

                                                             ARTICLE 6

                                                       DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      58
SECTION 6.2.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      60
SECTION 6.3.  Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      61
SECTION 6.4.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      61
SECTION 6.5.  Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      61
SECTION 6.6.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      62
SECTION 6.7.  Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . .      62
SECTION 6.8.  Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      63
SECTION 6.9.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      63
SECTION 6.10. Priorities        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      63
SECTION 6.11. Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      64

                                                             ARTICLE 7

                                                              TRUSTEE

SECTION 7.1.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      64
SECTION 7.2.  Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      65
SECTION 7.3.  Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      67
SECTION 7.4.  Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68

SECTION 7.5.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68
SECTION 7.6.  Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68
SECTION 7.7.  Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68
SECTION 7.8.  Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      69
SECTION 7.9.  Successor Trustee by Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      70
SECTION 7.10. Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      71
SECTION 7.11. Preferential Collection of Claims Against
                  Bucyrus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      71

                                                             ARTICLE 8

                                                 DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.  Discharge of Liability on Securities;
                  Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      71
SECTION 8.2.  Conditions to Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      72
SECTION 8.3.  Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      74
SECTION 8.4.  Repayment to Bucyrus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      74
SECTION 8.5.  Indemnity for Government Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .      74
SECTION 8.6.  Reinstatement. . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      75

                                                             ARTICLE 9

                                                       AMENDMENTS AND WAIVERS

SECTION 9.1.  Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
SECTION 9.2.  With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      76
SECTION 9.3.  Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . .      78
SECTION 9.4.  Revocation and Effect of Consents and Waivers . . . . . . . . . . . . . . . . . . . . . .      78
SECTION 9.5.  Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . . .      78
SECTION 9.6.  Trustee to Sign Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      78

                                                             ARTICLE 10

                                                             GUARANTEES

SECTION 10.1. Guarantees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      79
SECTION 10.2. Limitation on Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      81
SECTION 10.3. Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      82
SECTION 10.4. No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      82
SECTION 10.5. Modification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      82
SECTION 10.6. Release of Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      82
SECTION 10.7. Execution of Supplemental Indenture for
                  Future Subsidiary Guarantors. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      82

                                   ARTICLE 11

                                 MISCELLANEOUS

SECTION 11.1.  Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      83
SECTION 11.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      83
SECTION 11.3.  Communication by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . .      84
SECTION 11.4.  Certificate and Opinion as to Conditions
                  Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      84
SECTION 11.5.  Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . .      84
SECTION 11.6.  When Securities Disregarded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      85
SECTION 11.7.  Rules by Trustee, Paying Agent and Registrar . . . . . . . . . . . . . . . . . . . . . .      85
SECTION 11.8.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      85
SECTION 11.9.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      85
SECTION 11.10. No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      86
SECTION 11.11. Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      86
SECTION 11.12. Multiple Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      86
SECTION 11.13. Table of Contents; Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      86
SECTION 11.14. Severability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      86

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     S-1

Exhibit A - Form of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     A-1
Exhibit B - Form of Exchange Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     B-1
Exhibit C - Form of Certificate To Be Delivered in
                  Connection with Transfers to Non-QIB
                  Accredited Investors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     C-1
Exhibit D - Form of Certificate To Be Delivered in
                  Connection with Transfers Pursuant to
                  Regulation S. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     D-1
Exhibit E - Form of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     E-1

Note:    This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                 INDENTURE dated as of September 24, 1997, among BUCYRUS INTERNATIONAL, INC., a Delaware corporation ("Bucyrus" or the "Company"), certain of Bucyrus' subsidiaries party hereto (each a "Guarantor" and, collectively, the "Guarantors") and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee (the "Trustee").

                 Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Bucyrus' 9-3/4% Senior Notes Due 2007:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                 SECTION 1.1.     Definitions.

                 "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition (including by merger, consolidation, combination or otherwise) of such Capital Stock by Bucyrus or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business.

                 "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.10, 4.12 and 4.13 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Bucyrus or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                 "AIP" means American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership, and its successors.

                 "AIPAC" means American Industrial Partners Acquisition Company, LLC, a Delaware limited liability company, and its successors.

                 "AIP Agreement" means the Agreement and Plan of Merger dated as of August 21, 1997 among Bucyrus, BAC and AIPAC.


                 "AIP Bridge Loan" means a loan to BAC from, or arranged by, AIP or its Affiliates; provided, however, that (i) the proceeds thereof are used by BAC solely to purchase shares of common stock of Bucyrus in the AIP Tender Offer and (ii) the rate of interest thereon shall not exceed 6.0% per annum.

                 "AIP Equity Contribution" means the contribution by AIP to BAC of $143.0 million in cash as common equity in connection with the AIP Tender Offer.

                 "AIP Merger" means the merger of BAC with and into Bucyrus pursuant to the AIP Agreement.

                 "AIP Tender Offer" means the offer by BAC that commenced August 26, 1997 to purchase for cash 100% of the common stock of Bucyrus at a price of $18.00 per share.

                 "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Bucyrus or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), (ii) all or substantially all the assets of any division, business segment or comparable line of business of Bucyrus or any Restricted Subsidiary or (iii) any other assets of Bucyrus or any Restricted Subsidiary outside of the ordinary course of business of Bucyrus or such Restricted Subsidiary. Notwithstanding the foregoing, the term "Asset Disposition" shall not include (x) a disposition by a Restricted Subsidiary to Bucyrus or by Bucyrus or a Restricted Subsidiary to a Wholly Owned Subsidiary,
(y) for purposes of Section 4.13, a disposition (a) that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.10 or (b) consummated in compliance with Section 5.1 and (z) a disposition of assets having a fair market value and a sale price of less than $500,000.

                 "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                 "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                 "BAC" means Bucyrus Acquisition Corp., a Delaware corporation, and its successors.

                 "Bank Credit Facility" means the Credit Agreement dated as of September 24, 1997 among Bucyrus, Bank One, Wisconsin, and the other lenders named therein, as the same may be amended, supplemented, amended and restated, extended or Refinanced from time to time, including pursuant to term loan and revolving credit facilities (except to the extent that any such amendment, supplement, amendment and restatement, extension or Refinancing would be prohibited by the terms of this Indenture), including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such refinancing.

                 "Basket" has the meaning set forth in Section 4.10(a).

                 "Board of Directors" means the Board of Directors of Bucyrus or any committee thereof duly authorized to act on behalf of such Board.

                 "Business Day" means each day which is not a Legal Holiday.

                 "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                 "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
                  "Change of Control" means the occurrence of any of the following events:

                   (i) prior to a Public Equity Offering after the Issue Date after which there is a Public Market, the Permitted Holders cease to own, or to have the power to vote or direct the voting of, Voting Stock representing a majority of the voting power of the total outstanding Voting Stock of Bucyrus;

                  (ii) following a Public Equity Offering after the Issue Date after which there is a Public Market, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 35% of the voting power of the total outstanding Voting Stock of Bucyrus; provided, however, that such event shall not be deemed to be a Change of Control so long as the Permitted Holders own Voting Stock representing in the aggregate a greater percentage of the total voting power of the Voting Stock of Bucyrus than such other person or group;

                 (iii) following a Public Equity Offering after the Issue Date after which there is a Public Market, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of Bucyrus was approved by a vote of 66 2/3% of the directors of Bucyrus then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (iv) the merger or consolidation of Bucyrus with or into another Person or the merger of another Person with or into Bucyrus, or the sale of all or substantially all the assets of Bucyrus and the Restricted Subsidiaries, taken as a whole, to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Bucyrus that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Bucyrus are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Commission" or "SEC" means the Securities and Exchange Commission.

                 "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) Consolidated Fixed Charges for such four fiscal quarters; provided, however, that (1) if Bucyrus or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period), (2) if since the beginning of such period Bucyrus or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of Bucyrus or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent Bucyrus and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to Bucyrus and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Bucyrus and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period Bucyrus shall have consummated a Public Equity Offering following which there is a Public Market, Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of Bucyrus or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Bucyrus and its Restricted Subsidiaries in connection with such Public Equity Offering for such period, (4) if since the beginning of such period Bucyrus or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Bucyrus or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Bucyrus or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income, earnings or expense relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be prepared in accordance with Article II of Regulation S-X promulgated by the Commission as determined in good faith by a responsible financial or accounting Officer of Bucyrus. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                 "Consolidated Fixed Charges" means, with respect to any period, the sum (without duplication) of (i) the interest expense of Bucyrus and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid or accrued during such period, plus (iii) all interest capitalized during such period, plus (iv) all dividends on Preferred Stock (other than to Bucyrus or a Wholly Owned Subsidiary) paid, accrued, declared or accumulated during such period.

                 "Consolidated Net Income (Loss)" means, for any period, the net income (or loss) of Bucyrus and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided, however, that there shall not be included in such Consolidated Net Income: (i) any extraordinary gains (but not, other than for purposes of calculating the Basket, losses) (less all fees and expenses relating thereto); (ii) any net income or loss of any Person if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (iv) below, the equity of Bucyrus or any Restricted Subsidiary in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Bucyrus or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iv) below); (iii) any net income (or loss) of any Person acquired by Bucyrus or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iv) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to Bucyrus is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders; (v) gain (but not loss) (less all fees and expenses relating thereto) realized upon the sale or other disposition of

(x) any assets (including pursuant to Sale and Leaseback Transactions) which is not sold or otherwise disposed of in the ordinary course of business or (y) any Capital Stock of any Person; and (vi) the cumulative effect of a change in accounting principles.

                 "Consolidated Net Worth" means with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied, less any amount attributable to Unrestricted Subsidiaries.

                 "Corporate Trust Office" means the office of the Trustee located at 311 West Monroe, 12th Floor, Chicago, Illinois 60606. "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Depository" means The Depository Trust Company, its nominees and their respective successors.

                 "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is one year after the Maturity Date.

                 "EBITDA" for any period means the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Fixed Charges, (ii) all income tax expense of Bucyrus, (iii) depreciation expense,
(iv) amortization expense, (v) all other non-cash items reducing such Consolidated Net Income (excluding (x) any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements to be made in any subsequent period and (y) the amount attributable to minority interests) less all non-cash items increasing Consolidated Net Income, and (vi) payments to purchase, redeem or otherwise acquire or retire for value Capital Stock of Bucyrus in connection with the AIP Merger pursuant to the AIP Agreement, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of Bucyrus shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise distributed to Bucyrus by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments and governmental regulations applicable to such Subsidiary or its stockholders.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Exchange Securities" means the 9-3/4% Senior Notes Due 2007, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Agreement.

                 "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories outside the United States of America and jurisdictions outside the United States of America.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

                 "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

                 "Guarantor" means each Restricted Subsidiary designated as such on the signature pages of this Indenture and any other Restricted Subsidiary that has issued a guarantee of the Securities, in each case, until such Restricted Subsidiary is released from its Guarantee.

                 "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                 "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                 "Incur" means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" when used as a noun shall have a correlative meaning.

                 "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all obligations of such Person under Interest Rate Agreements or Currency Agreements, (v) all Disqualified Stock issued by such Person and all preferred stock issued by any Subsidiary of such Person, in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (vi) to the extent not otherwise included, any Guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (v) above. "Indebtedness" of Bucyrus and the Restricted

Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                 "Indenture" means this Indenture as amended or supplemented from time to time by one or more supplemental indentures entered into pursuant to the applicable provisions hereof or otherwise in accordance with the terms hereof.

                 "Independent Director" means a director of Bucyrus other than a director (i) who (apart from being a director of Bucyrus or any Subsidiary) is an employee, associate or Affiliate of Bucyrus or a Subsidiary or has held any such position during the previous five years, or (ii) who has, or is a director, employee, associate or Affiliate of another party who has, a material direct or indirect pecuniary interest in the transaction in question.

                 "Initial Purchasers" means, collectively, Salomon Brothers Inc, Jefferies & Company, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.

                 "Initial Securities" means the 9-3/4% Senior Notes Due 2007 of Bucyrus originally issued on the Issue Date.

                 "interest" means, with respect to the Securities, the sum of any interest and any Liquidated Damages on the Securities.

                 "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect Bucyrus or any Restricted Subsidiary against fluctuations in interest rates.

                 "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.10, (i) "Investment" shall include the portion (proportionate to Bucyrus' equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Bucyrus at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Bucyrus shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Bucyrus' "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Bucyrus' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer; and (iii) an "Investment" shall be deemed to be made at the time that the ownership or voting power of Bucyrus and the Restricted Subsidiaries in any Restricted Subsidiary is reduced to below majority (but greater than zero) in an amount equal to the fair market value of such former Restricted Subsidiary at such time multiplied by the percentage ownership or voting power (whichever is less) of Bucyrus and the Restricted Subsidiaries in such former Restricted Subsidiary; provided, however, that in each case fair market value shall be determined in good faith by the Board of Directors.

                 "Issue Date" means September 24, 1997.

                 "Leasing Program" means arrangements in existence from time to time pursuant to which Bucyrus or a Restricted Subsidiary sells or leases (including pursuant to Sale and Leaseback Transactions) equipment used in large-scale surface mining operations manufactured and distributed by Bucyrus or a Restricted Subsidiary in the ordinary course of its business.

                 "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code or equivalent statutes) of any jurisdiction other than to evidence a lease.

                 "Liquidated Damages" has the meaning set forth in the Registration Agreement.

                 "Management Agreement" means the Management Agreement to be entered into on or after the consummation of the AIP Tender Offer between Bucyrus and AIP, as such agreement may be amended or supplemented from time to time; provided, however, that all obligations of Bucyrus and its Subsidiaries under the Management Agreement shall be subordinated to their obligations under this Indenture, the Securities and the Guarantees.

                 "Marion Acquisition" means the acquisition on August 26, 1997 by Bucyrus of certain assets and liabilities of The Marion Power Shovel Company and of certain Subsidiaries and divisions of Global Industrial Technologies, Inc. that represent its surface mining equipment business in Australia, Canada and South Africa.

                 "Maturity Date" means September 15, 2007.

                 "Net Available Cash" from an Asset Disposition means the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Disposition, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Disposition, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such person in connection with such Asset Disposition, plus (b) all fees, commissions, and other expenses incurred by such Person in connection with such Asset Disposition, plus (c) provision for taxes, including income taxes, attributable to the Asset Disposition or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Disposition, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Disposition undertaken by Bucyrus or any of its Restricted Subsidiaries in connection with such Asset Disposition, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Disposition.

                 "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a direct result thereof.

                 "Non-U.S. Person" means a person who is not a U.S. Person, as defined in Regulation S.

                 "Obligations" means all present and future obligations for principal, premium, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements (including, without limitation, all reimbursement and other obligation pursuant to any letters of credit, bankers acceptances or similar instruments or documents), damages and other liabilities payable under the documentation at any time governing any indebtedness.

                 "Officer" means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Vice President, the Secretary or any Assistant Secretary of Bucyrus.

                 "Officers' Certificate" means with respect to any Person a certificate signed by two Officers, one of which is the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Executive Vice President.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Bucyrus or the Trustee.

                 "Other Qualified Securities" means any outstanding senior indebtedness of Bucyrus issued pursuant to an indenture having a provision substantially similar to the Excess Proceeds Offer provision contained in Section 4.13.

                 "Permitted Holders" means American Industrial Partners Capital Fund II, L.P. or any Affiliate thereof.

                 "Permitted Investment" means an Investment by Bucyrus or any Restricted Subsidiary in (i) a Guarantor or a Person that will, upon the making of such Investment, become a Guarantor; provided, however, that the primary business of such Guarantor is a Related Business; (ii) Temporary Cash Investments; (iii) receivables owing to Bucyrus or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iv) loans or advances to employees of Bucyrus or any Restricted Subsidiary that are made in the ordinary course of business consistent with past practices of Bucyrus or such Restricted Subsidiary in an aggregate amount not to exceed $2.5 million outstanding at any time; (v) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.13; (vi) Investments in Foreign Subsidiaries in an aggregate amount not to exceed $15.0 million outstanding at any time; (vii) Investments in Foreign Subsidiaries Incurred to effect the Marion Acquisition; (viii) Investments in Foreign Subsidiaries for the purposes of financing inventory or accounts receivable at such Foreign Subsidiaries in the ordinary course of business; and (ix) customers of Bucyrus or any Restricted Subsidiary made in the form of loans pursuant to the Leasing Program, to the extent permitted under Section 4.9(b)(9).

                 "Permitted Liens" means (i) Liens securing Indebtedness Incurred under Section 4.9(b)(1), (7), (8), (9) or (10) on property or assets of Bucyrus and the Restricted Subsidiaries (other than for purposes of clause
(1) only, any Liens on real property); (ii) Liens in favor of Bucyrus or any Guarantor; (iii) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), in each case incurred in the ordinary course of business; (iv) Liens imposed by law, such as carriers', warehousemen's, mechanics', landlords', materialmen's, employees', laborers', employers', suppliers', banks', repairmen's and other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of any judgment, award, decree or order of any court or other governmental authority against such Person with respect to which such Person shall then be prosecuting an appeal or other proceedings for review or the period within which such proceedings may be instituted shall not have expired; (v) Liens for taxes not yet due or payable or subject to penalties for non-payment and that are being contested in good faith by appropriate proceedings; (vi) Liens in favor of issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (vii) Liens existing on the Issue Date; (viii) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary of Bucyrus; provided, however, that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary; (ix) Liens securing Purchase Money Indebtedness; (x) Liens securing an Interest Rate Agreement or Currency Agreement so long as the related Indebtedness is permitted to be Incurred under this Indenture; (xi) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that do not materially interfere with the ordinary conduct of the business of Bucyrus and its Restricted Subsidiaries taken as a whole; (xii) pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products; (xiii) Liens on property or assets of Bucyrus and the Restricted Subsidiaries securing obligations of Bucyrus or a Restricted Subsidiary under operating leases so long as the lessor is a financial institution party to the Bank Credit Facility, or an Affiliate of such financial institution, and the aggregate amount so secured, together with the principal amount of Indebtedness outstanding under the Bank Credit Facility, does not exceed the limit set forth in the proviso to Section 4.9(b)(1) and (xiv) Liens securing Refinancing Indebtedness permitted to be Incurred under the Indenture; provided, however, that such Liens extend only to the assets securing the Indebtedness being Refinanced.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                 "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                 "Private Placement Legend" means the legend initially set forth on the securities in the form set forth in Section 2.13.

                 "Public Equity Offering" means an underwritten primary public offering of common stock of Bucyrus pursuant to an effective registration statement under the Securities Act (other than any registration statement filed on Form S-8 or similar form).

                 "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 10% of the total issued and outstanding common stock of Bucyrus has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                 "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred to finance the acquisition by Bucyrus or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided, further, however, that such Indebtedness is Incurred within 90 days after such acquisition of such asset by Bucyrus or Restricted Subsidiary.

                 "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                 "Qualified Stock" means any Capital Stock of Bucyrus other than Disqualified Stock.

                 "Refinance" means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                 "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Bucyrus or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced, and (iv) in the case of any Indebtedness that is subordinated to the Securities, such Refinancing Indebtedness is subordinated to at least the same extent; provided, further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that Refinances Indebtedness of Bucyrus.

                 "Registration Agreement" means the Registration Agreement dated the Issue Date among Bucyrus, the Guarantors party thereto and the Initial Purchasers.

                 "Regulation S" means Regulation S under the Securities Act.

                 "Related Business" means the manufacture, distribution and sale of excavation equipment, or components for such equipment, used in large-scale surface mining operations and activities reasonably related thereto, including, without limitation, aftermarket parts sales and services, and such other businesses as the Board of Directors determines in good faith are reasonably related to the foregoing.

                 "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge or familiarity with the particular subject.

                 "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of Bucyrus or any Restricted Subsidiary (other than dividends or distributions payable solely in Qualified Stock or dividends or distributions payable to Bucyrus or any Wholly Owned Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value (other than in connection with the AIP Tender Offer and the AIP Merger pursuant to the AIP Agreement) any Capital Stock of Bucyrus or any Restricted Subsidiary or other Affiliate of Bucyrus (other than any Capital Stock owned by Bucyrus or any Wholly Owned Subsidiary); provided, however, that payments to purchase, redeem or otherwise acquire or retire for value Capital Stock of Bucyrus in connection with the AIP Merger pursuant to the AIP Agreement shall not be deemed a Restricted Payment so long as such payments in excess of $54.0 million are paid with cash existing at BAC prior to the AIP Merger; (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Securities or the Guarantees other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under Section 4.9; (iv) the making of an Investment (other than a Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of Bucyrus as an Unrestricted Subsidiary); or (v) payment of any interest accrued on the AIP Bridge Loan.

                 "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a SecurityRestricted Security.

                 "Restricted Subsidiary" means any Subsidiary of Bucyrus that is not an Unrestricted Subsidiary.

                 "Rule 144A" means Rule 144A under the Securities Act.

                 "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Bucyrus or a Restricted Subsidiary transfers such property to a Person and Bucyrus or a Restricted Subsidiary leases it from such Person.

                 "Securities" shall mean the Initial Securities and the Exchange Securities.

                 "Significant Restricted Subsidiary" means (i) any Restricted Subsidiary that would be a "Significant Subsidiary" of Bucyrus within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC or (ii) any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary.

                 "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                 "Subordinated Obligation" means any Indebtedness of Bucyrus (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect. "Subordinated Obligation" of any Guarantor has a correlative meaning.

                 "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                 "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Bucyrus) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.3.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                 "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                 "Unrestricted Subsidiary" means (i) any Subsidiary of Bucyrus that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors and (ii) any Subsidiary of an Unrestricted Subsidiary. Western Gear Machinery Co. and BWC Gear, Inc. have been designated Unrestricted Subsidiaries as of the Issue Date.

                 The Board of Directors may designate any Subsidiary of Bucyrus (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Bucyrus or any other Subsidiary of Bucyrus that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that (i) no Default shall have occurred and be continuing, (ii) Bucyrus could incur $1.00 of additional Indebtedness under
Section 4.9(a) and (iii) either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.10 (treating the fair market value of Bucyrus' proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).

                 The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) no Default shall have occurred and be continuing and (ii) Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if Incurred at such time, be permitted to be Incurred under this Indenture.

                 "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                 "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                 "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Bucyrus and/or one or more Wholly Owned Subsidiaries.

SECTION 1.2.     Other Definitions.

                Term                                            Defined in Section
                ----                                            ------------------
       "Affiliate Transaction"                                          4.12
       "Bankruptcy Law"                                                 6.1
       "Basket"                                                         4.10(a)
       "covenant defeasance option"                                     8.1(b)
       "Custodian"                                                      6.1
       "defeasance trust"                                               8.2
       "Event of Default"                                               6.1
       "Excess Proceeds"                                                4.13(a)
       "Excess Proceeds Offer"                                          4.13(a)
       "Excess Proceeds Offer Amount"                                   4.13(c)
       "Excess Proceeds Offer Period"                                   4.13(c)
       "Global Securities"                                              2.1(b)
       "Guaranteed Obligations"                                         10.1
       "Guarantees"                                                     4.5
       "legal defeasance option"                                        8.1(b)
       "Participants"                                                   2.6
       "Paying Agent"                                                   2.3
       "Payment Default"                                                6.1

                   Term                                            Defined in Section
                   ----                                            ------------------
          "Permitted Indebtedness"                                         4.9(b)
          "Physical Securities"                                            2.1(b)
          "Private Placement Legend"                                       2.13
          "Purchase Date"                                                  4.13(b)
          "Registrar"                                                      2.3
          "Required Filing Dates"                                          4.6
          "Securities Register"                                            2.3
          "Successor Company"                                              5.1

                 SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the Securities means Bucyrus and any other obligor on the indenture securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                 SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4)      "including" means including without limitation;

                 (5) words in the singular include the plural and words in the plural include the singular;

                 (6) the principal amount of any non-interest-bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of Bucyrus dated such date prepared in accordance with GAAP;

                 (7) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States; and

                 (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                                 THE SECURITIES

                 SECTION 2.1.     Form and Dating.

                 (a) The Initial Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which Bucyrus is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to Bucyrus). Each Security shall be dated the date of its authentication. If required, the Securities may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Security shall have an executed Guarantee from each of the Guarantors.

                 The terms and provisions contained in the Securities, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Bucyrus, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 (b) Global Securities. The Securities offered and sold in reliance on Rule 144A and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Securities ("Global Securities") in definitive, fully registered form without interest coupons, in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at the Trustee's office in New York City, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by

Bucyrus (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in
Section 2.13. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in the limited circumstances hereinafter provided.

                 Securities issued in exchange for interests in Global Securities pursuant to Section 2.6 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical Securities").

                 SECTION 2.2. Execution and Authentication. An Officer of Bucyrus and each Guarantor shall sign the Securities and the Guarantees, respectively, by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee shall authenticate and make available for delivery (i) Initial Securities for original issue in an aggregate principal amount of $150,000,000 and (ii) Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities, in each case, upon a written order of Bucyrus signed by an Officer of Bucyrus. Such order shall specify the amount of the Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 except as provided in Section 2.7. The Trustee may appoint an authenticating agent acceptable to Bucyrus to authenticate the Securities, upon the consent of Bucyrus to such appointment. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                 SECTION 2.3. Registrar and Paying Agent. Bucyrus shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar, acting on behalf of and as agent for Bucyrus, shall keep a register (the "Securities Register") of the Securities and of their transfer and exchange. Bucyrus may have one or more co-registrars and one or more additional paying agents.

                 The term "Paying Agent" includes any additional paying agent. Bucyrus shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. Bucyrus shall notify the Trustee of the name and address of any such agent. If Bucyrus fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. Bucyrus or a Subsidiary thereof Neither the Company nor any of its Affiliates may act as Paying Agent, Registrar, co-Registrar or transfer agent.

                 Bucyrus initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to Bucyrus.

                 SECTION 2.4. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, Bucyrus shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Bucyrus shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by Bucyrus in making any such payment. If Bucyrus or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Bucyrus at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                 SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Bucyrus shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders; provided, however, that as long as the Trustee is the Registrar, no such list need be furnished.

                 SECTION 2.6. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Registrar shall record in the Securities Register the transfer as requested if the requirements of
Section 8-401(1) of the Uniform Commercial Code are met, and thereupon one or more new Securities in the same aggregate principal amount shall be issued to the designated assignee or transferee and the old Security will be returned to Bucyrus. When Securities are presented to the Registrar or a co- registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested, in the same manner, if the same requirements are met. To permit registration of transfers and exchanges, Bucyrus shall execute and the Trustee shall authenticate Securities and each of the Guarantors shall execute a Guarantee thereon at the Registrar's or co- registrar's request. Bucyrus may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. Bucyrus shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


                 Prior to the due presentation for registration of transfer of any Security, Bucyrus, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of Bucyrus, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                 All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                 With respect to Global Securities:

                 (1) Each Global Security authenticated under this Indenture shall (i) be registered in the name of the Depository designated for such Global Security or a nominee thereof, (ii) be deposited with such Depository or a nominee thereof or custodian therefor, (iii) bear legends as set forth in Section 2.13 and (iv) constitute a single Security for all purposes of this Indenture.

                 (2) Transfers of a Global Security shall be limited to transfers in whole but not in part to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.14. In addition, a Global Security is exchangeable for certificated Securities if (i) the Depository notifies Bucyrus that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) Bucyrus executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable or (iii) there shall have occurred and be continuing a Default. Any Global Security that is exchangeable for certificated Securities pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Securities in authorized denominations, without legends applicable to a Global Security, and registered in such names as the Depository holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated Securities, (i) certificated Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Securities will be payable, and the transfer of the certificated Securities will be registrable, at the office or agency of Bucyrus maintained for such purposes, and (iii) no service charge will be made for any registration or transfer or exchange of the certificated Securities, although Bucyrus may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

                 (3) Securities issued in exchange for a Global Security or any portion thereof shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depository to the Trustee. With respect to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depository or an authorized representative thereof.

                 (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion mutilated thereof, whether pursuant to this Section 2.6, Section 2.7, 2.9, 2.14 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof. Members of, or participants in, the Depository (" Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by Bucyrus, the Trustee and any agent of Bucyrus or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Bucyrus, the Trustee or any agent of Bucyrus or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                 SECTION 2.7. Replacement Securities. If a mutilated Security is surrendered to the Trustee or Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, Bucyrus shall issue and the Trustee shall authenticate a replacement Security and the Guarantors shall execute a Guarantee thereon if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee and Bucyrus. Such Holder shall furnish an indemnity bond sufficient in the judgment of Bucyrus, the Guarantors and the Trustee to protect Bucyrus, the Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. Bucyrus and the Trustee may charge the Holder for their expenses in replacing a Security.

                 Every replacement Security issued pursuant to the terms of this Section shall constitute an additional obligation of Bucyrus and the Guarantors under this Indenture.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                 SECTION 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of
Section 11.6, a Security does not cease to be outstanding because Bucyrus or an Affiliate of Bucyrus holds the security.

                 If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and Bucyrus receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or, pursuant to Section 8.1(a), within 91 days prior thereto, money sufficient to pay all principal and interest payable on that redemption or maturity date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after such date such Securities (or portions thereof) cease to be outstanding and on and after such redemption or maturity date interest on them ceases to accrue.

                 SECTION 2.9. Temporary Securities. Until definitive Securities are ready for delivery, Bucyrus may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that Bucyrus considers appropriate for temporary Securities. Without unreasonable delay, Bucyrus shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary securities.

                 SECTION 2.10. Cancellation. Bucyrus at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Securities to Bucyrus. The Trustee shall from time to time provide Bucyrus a list of all Securities that have been canceled as requested by Bucyrus.

Bucyrus may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                 SECTION 2.11. Defaulted Interest. If Bucyrus defaults in a payment of interest on the Securities, Bucyrus shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner in accordance with Section 4.1. Bucyrus may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. Bucyrus shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                 SECTION 2.12. CUSIP Numbers. Bucyrus in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. Bucyrus will promptly notify the Trustee of any change in the CUSIP numbers.

                 SECTION 2.13. Restrictive Legends. Each Global Security and Physical Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which Bucyrus or any Affiliate of Bucyrus was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder), or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for Bucyrus, unless otherwise agreed by Bucyrus and the Holder thereof:

                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF BUCYRUS INTERNATIONAL, INC. AND ITS SUBSIDIARIES (THE "COMPANY") THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO

         THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE (PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE INDENTURE MAY NOT TRANSFER THIS SECURITY PURSUANT TO THIS CLAUSE
         (4) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES
         ACT), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH

         (O)(2) OR RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                 Each Global Security shall also bear the following legend on the face thereof:

                 UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR securities IN DEFINITIVE FORM, THIS security MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.14 OF THE INDENTURE REFERRED TO HEREIN.

                 SECTION 2.14.    Special Transfer Provisions.

                 (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                   (i) the Registrar shall register the transfer of any Security constituting a Restricted Security whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date ( provided, however , that neither Bucyrus nor any Affiliate of Bucyrus has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y)
         (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                  (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) Bucyrus shall execute, the Guarantors shall execute the Guarantees on, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                 (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                   (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised Bucyrus and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised Bucyrus and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Bucyrus as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is a Participant, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

                 (c) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither Bucyrus nor any Affiliate of Bucyrus has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to Bucyrus and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                 (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section
2.14. Bucyrus shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                 (e) Transfers of Securities Held by Affiliates. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of Bucyrus within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either Bucyrus or any Affiliate of Bucyrus was an owner of such Security, in each case, bear a legend in substantially the form set forth in Section 2.13 hereof, unless otherwise agreed by Bucyrus (with written notice thereof to the Trustee).

                                   ARTICLE 3

                                   REDEMPTION

                 SECTION 3.1. Notices to Trustee. If Bucyrus elects to redeem Securities pursuant to paragraph 5 thereof, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur. Bucyrus shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from Bucyrus to the effect that such redemption will comply with the provisions herein.

                 SECTION 3.2. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by such other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify Bucyrus promptly of the Securities or portions of Securities to be redeemed. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. In the event Bucyrus is required to make an offer to purchase Securities pursuant to
Section 4.8 or 4.13 and the amount available for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to Bucyrus any remaining funds, which in no event will exceed $1,000.

                 SECTION 3.3. Notice Of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, Bucyrus shall mail a notice of redemption by first-class mail to the registered address appearing in the Security Register of each Holder of Securities to be redeemed. The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3)      the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                 (6) that, unless Bucyrus defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                 (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                 (8) the CUSIP number, if any, printed on the Securities being redeemed; and

                 (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                 At Bucyrus' request, the Trustee shall give the notice of redemption in Bucyrus' name and at Bucyrus' sole expense. In such event, Bucyrus shall provide the Trustee with the information required by this Section.

                 SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                 SECTION 3.5. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the redemption date, Bucyrus shall deposit with the Trustee or Paying Agent (or, if Bucyrus or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (if any) on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by Bucyrus to the Trustee for cancellation.

                 SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part (with, if Bucyrus or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Bucyrus and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), Bucyrus shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, except that if a Global Security is so surrendered, Bucyrus shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Security, without service charge, a new Global Security in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

                                   ARTICLE 4

                                   COVENANTS

                 SECTION 4.1. Payment of Securities. Bucyrus shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. Bucyrus shall pay interest on overdue principal at 1% per annum in excess of the rate per annum set forth in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on a basis of a 360-day year of twelve 30-day months.

                 SECTION 4.2. Corporate Existence. Subject to Article 5 and Section 4.13, Bucyrus shall do or caused to be one, at its own cost and expense, all things necessary to, and will cause each Restricted Subsidiary to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of Bucyrus and each Restricted Subsidiary; provided, however, that neither Bucyrus nor any Restricted Subsidiary shall be required to preserve any such rights, licenses or franchises if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of Bucyrus and its Subsidiaries, taken as a whole.

                 SECTION 4.3. Maintenance of Office or Agency. Bucyrus shall maintain in the Borough of Manhattan the City of New York, an office or agency (which may be an office or agency of the Trustee, Registrar or co-Registrar), where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon Bucyrus in respect of the Securities and this Indenture may be served. Bucyrus will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Bucyrus shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee's office in New York City as set forth in Section 11.2.

                 Bucyrus may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Bucyrus of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. Bucyrus will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 Bucyrus hereby initially designates the Trustee's office or agency in New York City as set forth in Section 11.2 as an agency of Bucyrus in accordance with Section 2.3.

                 SECTION 4.4. Payment of Taxes and Other Claims. Bucyrus shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a)all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or propertyand (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided, however, that none of Bucyrus or its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

                 SECTION 4.5. Future Guarantors. Buyers shall cause each Restricted Subsidiary other than any Foreign Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally and irrevocably guarantee (the "Guarantees") payment of the Securities on the same terms and conditions as those set forth in this Indenture and the Securities.

                 SECTION 4.6. SEC Reports. Whether or not Bucyrus is then subject to Section 13(a) or 15(d) of the Exchange Act, Bucyrus shall file with the Commission, so long as the Securities are outstanding, the annual reports, quarterly reports and other periodic reports that Bucyrus would be required to file with the Commission pursuant to Section 13(a) or 15(d) if Bucyrus were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Bucyrus would be required so to file such documents if Bucyrus were so subject, unless, in any case, such filing is not then permitted by the Commission. Bucyrus will also in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to holders of Securities, as their names and addresses appear in the Securities Register, without cost to such holders, and (b) file with the Trustees copies of the annual reports, quarterly reports and other periodic reports that Bucyrus would be required to file with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act if Bucyrus were subject to such
Section 13(a) or 15(d), and (ii) if such filing with Commission is not then permitted by the Commission promptly upon written request, supply copies of such documents to any prospective holder at Bucyrus' cost.

                 SECTION 4.7. Compliance Certificate. Bucyrus shall deliver to the Trustee within 120 days after the end of each fiscal year of Bucyrus an Officers' Certificate, signers of which shall be the principal executive, financial or accounting officer of Bucyrus, stating that in the course of the performance by the signers of their duties as Officers of Bucyrus they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action Bucyrus is taking or proposes to take with respect thereto. Bucyrus also shall comply with TIA Section 314(a)(4).

                 SECTION 4.8.     Change of Control.

                 (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require Bucyrus to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in accordance with the terms contemplated in
Section 4.8(b).

                 (b) Within 30 days following any Change of Control, Bucyrus shall mail a notice to each Holder with a copy to the Trustee stating:

                 (1) that a Change of Control has occurred and that such Holder has the right to require Bucyrus to purchase such Holder's Securities at the purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on an interest payment date that is on or prior to the date fixed for purchase);

                 (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control;

                 (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                 (4) the instructions as determined by Bucyrus, consistent with this Section 4.8, that a Holder must follow in order to have its Securities purchased.

                 (c) Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to Bucyrus at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or Bucyrus receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing its election to have such Security purchased.

                 (d) On the purchase date, all Securities purchased by Bucyrus under this Section 4.8 shall be delivered to the Trustee for cancellation, and Bucyrus shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                 (e) Bucyrus shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.8. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Bucyrus shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

                 (f) Notwithstanding the occurrence of a Change of Control, Bucyrus shall not be obligated to purchase the Securities or otherwise comply with this Section 4.8 if Bucyrus has irrevocably elected to redeem all the Securities in accordance with paragraph 5 thereof; provided that Bucyrus does not default in its redemption obligations pursuant to such election.

                 SECTION 4.9.     Limitation on Incurrence of Indebtedness.

                 (a) Bucyrus shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness except that Bucyrus or any Guarantor may Incur Indebtedness if, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds
2.0 to 1.0.

                 (b) The foregoing Section 4.9(a) will not prohibit Incurrence of the following Indebtedness (collectively, "Permitted Indebtedness"):

                 (1) Indebtedness of Bucyrus or any Restricted Subsidiary Incurred pursuant to the Bank Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (i) $75.0 million or (ii) the sum of (x) 60% of the net book value of the inventory of Bucyrus and the Restricted Subsidiaries and (y) 85% of the net book value of the accounts receivable of Bucyrus and the Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP;

                 (2) Indebtedness represented by the Securities (and the Guarantees thereof) and the Exchange Securities (and the Guarantees thereof), and Refinancing Indebtedness thereof;

                 (3) Indebtedness to the extent outstanding on the Issue Date (other than Indebtedness described in clause (1) above or the AIP Bridge Loan), and Refinancing Indebtedness thereof;

                 (4) Indebtedness of Bucyrus owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Wholly Owned Subsidiary owed to and held by Bucyrus or another Wholly Owned Subsidiary; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (4) shall be deemed to have occurred upon (a) the transfer or other disposition of any such Indebtedness to a Person other than Bucyrus or a Wholly Owned Subsidiary, (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any Wholly Owned

         Subsidiary that holds Indebtedness of Bucyrus or any other Wholly Owned Subsidiary to a Person other than Bucyrus or another Wholly Owned Subsidiary, or (c) the designation of a Wholly Owned Subsidiary that holds Indebtedness of Bucyrus or any other Wholly Owned Subsidiary as an Unrestricted Subsidiary;

                 (5) Indebtedness of Bucyrus owed to and held by any Guarantor or Indebtedness of a Guarantor owed to and held by Bucyrus or another Guarantor; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (5) shall be deemed to have occurred upon (a) the transfer or other disposition of any Indebtedness to a Person other than Bucyrus or a Guarantor or (b) such Guarantor's ceasing to be a Guarantor;

                 (6) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of Bucyrus outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                 (7) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition or improvement by Bucyrus or a Restricted Subsidiary of any assets (including capital expenditures), and Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

                 (8) Indebtedness of any Foreign Subsidiary Incurred for the working capital purposes of such Foreign Subsidiary, and Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

                 (9) Indebtedness of Bucyrus or any Restricted Subsidiary constituting lease payments or guarantees of lease payments or similar obligations of a customer of Bucyrus or a Restricted Subsidiary in connection with a Leasing Program, and Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed $10.0 million at any time outstanding; and

                 (10) Indebtedness of Bucyrus or any Restricted Subsidiary in addition to that described in clauses (1) through (9) above, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (10) does not exceed $10.0 million at any time outstanding.

                 (c) Notwithstanding the foregoing, Bucyrus shall not, and shall not permit any Guarantor to, Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated to any other Indebtedness of Bucyrus or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of the agreement or instrument governing such Indebtedness) made expressly subordinated to the Securities or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated to such other Indebtedness of Bucyrus or such Guarantor, as applicable.

                 SECTION 4.10.    Limitation on Restricted Payments.

                 (a) Bucyrus shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to declare or make a Restricted Payment if:

                 (1) a Default shall have occurred and be continuing (or would result therefrom);

                 (2) immediately after giving effect to the proposed Restricted Payment, Bucyrus is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.9(a); or

                 (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date (other than any Restricted Payment described in clause (ii), (iii) or (iv) of
         Section 4.10(b)) would exceed the sum (the "Basket") of:

                          (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Securities are originally issued to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);

                          (B) the aggregate Net Cash Proceeds received by Bucyrus from the issuance or sale (other than to a Subsidiary of Bucyrus) of Qualified Stock subsequent to the Issue Date;

                          (C) the principal amount (or accreted value, if less) by which Indebtedness of Bucyrus or any Restricted Subsidiary is reduced on Bucyrus' balance sheet upon the conversion or exchange (other than by a Subsidiary of Bucyrus) subsequent to the Issue Date into Qualified Stock (less the amount of any cash, or the fair value of any other property, distributed by Bucyrus or any Restricted Subsidiary upon such conversion or exchange); and

                          (D) to the extent not included in the calculation of the Consolidated Net Income referred to in (A), an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to Bucyrus or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to Bucyrus' equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by Bucyrus or any Restricted Subsidiary in such Unrestricted Subsidiary;

provided, however, that the AIP Equity Contribution shall not increase the Basket.

                 (b) The provisions of Section 4.10(a) shall not prohibit the following actions: (i) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted under this Indenture; (ii) any repurchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations of Bucyrus made in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Bucyrus) of, Qualified Stock or, with respect to any such Subordinated Obligations, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Bucyrus) of other Subordinated Obligations of Bucyrus; provided, however, that such exchange or sale shall not increase the Basket; (iii) any repurchase, redemption, retirement or other acquisition of Capital Stock of Bucyrus held by officers, directors and employees of Bucyrus or any Restricted Subsidiary upon such persons' death, retirement or other termination of employment or directorship, as the case may be; provided, however, that the aggregate amount of Restricted Payments pursuant to this clause (iii) shall not exceed $5.0 million; and (iv) Restricted Payments not to exceed $5.0 million in the aggregate since the Issue Date; provided, however, that in the case of clauses (ii), (iii) and (iv), no Default shall have occurred and be continuing or would arise therefrom.

                 SECTION 4.11. Limitation on Liens. Bucyrus shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any property of Bucyrus or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the Securities and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien (and if the obligations so secured are subordinated to the Securities and the Guarantees, the Lien securing such obligations are also so subordinated at least to the same extent).

                 SECTION 4.12.    Limitation on Transactions with Affiliates.

                 (a) Bucyrus shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of Bucyrus (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to Bucyrus or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves aggregate value in excess of $1.0 million in any one year, (i) are set forth in writing, (ii) comply with clause (1), and (iii) have been approved by a majority of the Independent Directors, and (3) if such Affiliate Transaction involves aggregate value in excess of $5.0 million in any one year, (i) comply with clause (2), and (ii) have been determined by a nationally recognized investment banking, appraisal, valuation or accounting firm to be fair, from a financial standpoint, to Bucyrus and the Restricted Subsidiaries.

                 (b) Section 4.12(a) shall not prohibit (i) any Restricted Payment permitted to be made pursuant to Section 4.10, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business (as determined in good faith by the Board of Directors) and approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of Bucyrus in the ordinary course of business (as determined in good faith by the Board of Directors) and pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business of Bucyrus and the Restricted Subsidiaries, (v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of Bucyrus or any Subsidiary in the ordinary course of business, (vi) any transaction solely between or among Bucyrus and/or one or more Guarantors and/or Wholly Owned Subsidiaries, (vii) performance or discharge by Bucyrus of its obligations under agreements as in effect on the Issue Date, (viii) repayment of the AIP Bridge Loan upon consummation of the AIP Merger or (ix) payment of $4.0 million to AIP in connection with the AIP Merger or payment of fees to AIP pursuant to the Management Agreement in an amount not to exceed $1.5 million per year.

                 SECTION 4.13.    Limitation on Sales of Assets and Subsidiary
Stock.

                 (a) Bucyrus shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless (i) Bucyrus or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the assets or other property subject to such Asset Disposition, and (ii) at least 75% of the consideration therefor received by Bucyrus or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments. For the purposes of this Section 4.13, the following are deemed to be cash: (x) amount of any liabilities (other than liabilities that are subordinated to any other Indebtedness of Bucyrus or such Restricted Subsidiary, as the case may be) of Bucyrus or such Restricted Subsidiary (as shown on Bucyrus' or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Disposition, but only to the extent that such assumption is effected on a basis under which there is no further recourse to Bucyrus or any Restricted Subsidiary with respect to such liabilities and (y) securities received by Bucyrus or any Restricted Subsidiary from the transferee that are immediately converted by Bucyrus or such Restricted Subsidiary into cash.

                 With respect to any Asset Disposition occurring on or after the Issue Date from which Bucyrus or any Restricted Subsidiary receives Net Available Cash, Bucyrus or such Restricted Subsidiary may within 270 days after the date such Net Available Cash is received: (i) apply an amount equal to such Net Available Cash to permanently prepay, repay or purchase Indebtedness under the Bank Credit Facility; or (ii) invest an equal amount, or the amount not so applied pursuant to clause (i), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Bucyrus or another Restricted Subsidiary). The amount of Net Available Cash not applied pursuant to clause (ii) above shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

                 If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $5.0 million, Bucyrus shall, not later than 10 business days after the end of the period during which Bucyrus is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph (or, if Bucyrus so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the holders of Securities and Other Qualified Securities (determined on a pro rata basis according to the accreted value or principal amount, as the case may be, of the Securities and the Other Qualified Securities) that may be purchased out of the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price (x) in the case of the Securities, equal to 100% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase and (y) in the case of each issue of Other Qualified Securities, based on the terms set forth in the indenture related to such issue. Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer (including payment of the purchase price for Securities and Other Qualified Securities duly tendered) may be used by Bucyrus for any corporate purpose (to the extent not otherwise prohibited by this Indenture).

                 (b) Promptly, and in any event within 30 days after Bucyrus becomes obligated to make an Excess Proceeds Offer, Bucyrus shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the Securities Register, a written notice stating that the Holder may elect to have his Securities purchased by Bucyrus either in whole or in part (subject to prorationing as hereinafter described in the event the Excess Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice, which shall govern the terms of the

Excess Proceeds Offer, shall include such disclosures as are required by law and shall specify (i) that the Excess Proceeds Offer is being made pursuant to this Section 4.13; (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date");
(iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof; (iv) that, unless Bucyrus defaults on making the payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date; (v) that Holders electing to have Securities purchased pursuant to an Excess Proceeds Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice at least three Business Days prior to 5:00 p.m., New York City time, on the Purchase Date and must complete any form letter of transmittal proposed by Bucyrus and acceptable to the Trustee and the Paying Agent; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased; (vii) that if Securities in a principal amount in excess of the aggregate principal amount which Bucyrus has offered to purchase are tendered pursuant to the Excess Proceeds Offer, Bucyrus shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by Bucyrus so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);
(viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and (ix) the instructions that Holders must follow in order to tender their Securities.

                 (c) Not later than the date upon which written notice of an Excess Proceeds Offer is delivered to the Trustee as provided below, Bucyrus shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Excess Proceeds Offer (the "Excess Proceeds Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Excess Proceeds Offer is being made, and (iii) the compliance of such allocation with the provisions of Section 4.13(a). Upon the expiration of the period for which the Excess Proceeds Offer remains open (the "Excess Proceeds Offer Period"), Bucyrus shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by Bucyrus. Not later than 11:00 a.m. (New York City time) on the Purchase Date, Bucyrus shall irrevocably deposit with the Trustee or with a paying agent (or, if Bucyrus is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Excess Proceeds Offer Amount for all Securities properly tendered to and accepted by Bucyrus. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

                 (d) Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to Bucyrus at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or Bucyrus receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Security (if any) that remains subject to the original notice of the Excess Proceeds Offer and that has been or will be delivered for purchase by Bucyrus and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Excess Proceeds Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Excess Proceeds Offer Amount, Bucyrus shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Bucyrus so that only securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 (e) A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                 (f) Bucyrus shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by Bucyrus under the covenant described hereunder and Bucyrus is required to repurchase Securities described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenants described hereunder, Bucyrus shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

                 SECTION 4.14. Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries. Bucyrus shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary

                   (i) to pay dividends or make any other distributions on its Capital Stock to Bucyrus or any other Restricted Subsidiary or pay any Indebtedness owed to Bucyrus or any other Restricted Subsidiary,

                  (ii) to make any loans or advances to, or guarantee any Indebtedness of, Bucyrus or any other Restricted Subsidiary, or

                 (iii) transfer any of its property or assets to Bucyrus or any other Restricted Subsidiary, except:

                          (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including, without limitation, the Bank Credit Facility), as such encumbrance or restriction is in effect on the Issue Date;

                          (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by Bucyrus (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Bucyrus) and outstanding on such date;

                          (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this Section 4.14 (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (C)) or contained in any amendment to an agreement referred to in clause (A) or (B) of this Section 4.14 or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

                          (D)     any such encumbrance or restriction
                 consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                          (E) restrictions contained in security agreements or mortgages on property acquired in the ordinary course of business to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                          (F) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is applicable only to such Capital Stock or assets, as applicable, and such sale or disposition otherwise is permitted under Section 4.13; and

                 (G)      any restriction imposed by applicable law.

                 SECTION 4.15. Limitation on Issuance or Sale of Capital Stock of Wholly Owned Subsidiaries. Bucyrus (i) will not, and will not permit any Wholly Owned Subsidiary (other than any Guarantor) to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary (other than any Guarantor) to any Person (other than Bucyrus or another Wholly Owned Subsidiary), unless (a) such transfer, conveyance, sale, lease or other disposition consists of all of the Capital Stock of such Wholly Owned Subsidiary and (b) the net cash proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.13 and (ii) will not permit any Wholly Owned Subsidiary to issue any Capital Stock (other than, if necessary, shares constituting directors' qualifying shares) to any Person other than to Bucyrus or another Wholly Owned Subsidiary.

                 SECTION 4.16. Limitation on Sale and Leaseback Transactions. Bucyrus will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, however, that Bucyrus may enter into a Sale and Leaseback Transaction if (i) Bucyrus could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.9, and
(b) Incurred a Lien to secure such Indebtedness pursuant to Section 4.11, (ii) the gross cash proceeds of such Sale and

Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction, and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and Bucyrus applies the proceeds of such transaction in compliance with, Section 4.13.

                                   ARTICLE 5

                               SUCCESSOR COMPANY

                 SECTION 5.1. Merger, Consolidation and Sale of Assets. Bucyrus shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                   (i) the resulting, surviving or transferee Person (the "Successor Company"), whether or not Bucyrus, shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Bucyrus) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Bucyrus under the Securities, this Indenture and the Registration Agreement;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                 (iii) except in the case of a merger the sole purpose of which is to change Bucyrus' jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to
         Section 4.9(a) (treating the Successor Company as Bucyrus);

                  (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Bucyrus immediately prior to such transaction; and

                   (v) Bucyrus shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                 Notwithstanding the foregoing clauses (ii), (iii) and (iv) of this Section 5.1, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Bucyrus.

                 Opinions of Counsel required to be delivered under this Section or elsewhere in this Indenture may have qualifications customary for opinions of the type required, and counsel delivering such Opinions of Counsel may rely on certificates of Bucyrus or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

                 The Successor Company shall be the successor to Bucyrus and shall succeed to, and be substituted for, and may exercise every right and power of, Bucyrus under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

                 SECTION 6.1. Events of Default. Any of the following shall constitute an Event of Default:

                   (i) default for 30 days in the payment when due of interest on any Security;

                  (ii) default in the payment when due of principal on any Security, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;

                 (iii) failure to perform or comply with any covenant, agreement, warranty or obligation in this Indenture or the Securities (other than any specified in clause (i) or (ii) above) which failure continues for 30 days after written notice thereof has been given to Bucyrus by the Trustee or to Bucyrus and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Securities;

                  (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Bucyrus or any Restricted Subsidiary whether such Indebtedness now exists, or is created after the Issue Date, which default (x)(a) is caused by a failure to pay such Indebtedness at Stated Maturity (giving effect to any grace period related thereto) (a " Payment Default") or (b) results in the acceleration of such Indebtedness prior to its stated maturity and (y) in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                   (v) one or more judgments, orders or decrees for the payment of money of $10.0 million or more, individually or in the aggregate, shall be entered against Bucyrus or any Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed within 60 days after their entry;

                  (vi)    Bucyrus or any Significant Restricted Subsidiary:

                          (A)     commences a voluntary case;

                          (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                          (D) makes a general assignment for the benefit of its creditors;

                  or takes any comparable action under any foreign laws relating to insolvency;

                 (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A)     is for relief against Bucyrus or any
                 Significant Restricted Subsidiary in an involuntary case;

                           (B) appoints a Custodian of Bucyrus or any Significant Restricted Subsidiary or for any substantial part of the property of Bucyrus or Significant Restricted Subsidiary; or

                           (C) orders the winding up or liquidation of Bucyrus or any Significant Restricted Subsidiary of Bucyrus;

         (or any similar relief is granted under any foreign laws) and the order or decree remains unstayed and in effect for 60 days; or

                (viii) any Guarantee ceases to be in full force and effect (other than in accordance with its terms or this Indenture) or any Guarantor denies or disaffirms its obligations under its Guarantee.

                 The term "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                 Bucyrus shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (iv) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iii) or (v) of this Section 6.1, its status and what action Bucyrus is taking or proposes to take with respect thereto.

                 SECTION 6.2. Acceleration. If an Event of Default occurs and is continuing (other than an Event of Default described in clause (vi) or (vii) of Section 6.1 with respect to Bucyrus), the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in clause (vi) or
(vii) of Section 6.1 occurs with respect to Bucyrus, the principal of and interest on all the Securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                 SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

                 SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under
Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                 SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall have no duty to make such determination) or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                 SECTION 6.6. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) such Holder has previously given the Trustee notice stating that an Event of Default is continuing;

                 (2) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

                 (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                 (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

                 (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request during such 60-day period.

                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                 SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Bucyrus for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.7.

                 SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to Bucyrus, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                 SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order, subject to applicable law:

                 FIRST:  to the Trustee for amounts due under Section 7.7;

                 SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 THIRD:  to Bucyrus.

                 The Trustee may, upon prior written notice to Bucyrus, fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, Bucyrus shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                 SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                   ARTICLE 7

                                    TRUSTEE

                 SECTION 7.1.     Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 (b)      Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this

         Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5 hereof.

                 (d) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                 SECTION 7.2.     Rights of Trustee.  Subject to Section 7.1,

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                 (b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

                 (c) Before the Trustee acts or refrains from acting, the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonable to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                 (e) Prior to the occurrence of an Event of Default hereunder and after the cure or waiver of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers' Certificate, or other request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigations, in the opinion of the Trustee, is not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by Bucyrus or, if advanced by the Trustee, shall be repaid by Bucyrus on demand.

                 (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                 (g) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, or where information is required or necessary to be furnished by Bucyrus in order for the Trustee to act, the Trustee (unless otherwise evidence by herein specifically prescribed), shall not be liable for any action it takes or omits to take in good faith in reliance upon an Officers' Certificate, or for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

                 (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of Bucyrus, except as otherwise specifically set forth in this Indenture, but the Trustee may require of Bucyrus full information and advice as to the performance of the covenants, conditions and agreements contained herein.

                 (i) Except for (i) a default under Section 6.1(i), 6.1(ii) or 4.1, (ii) the failure of Bucyrus to file any financial statements, documents or certificates specifically required to be filed with the Trustee pursuant to the provisions of this Indenture or (iii) any other event of which the Trustee has "actual knowledge" and which event constitutes a Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing by Bucyrus or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding; as used herein, the term "actual knowledge" means the actual fact of knowing, without a duty to make any investigation with regard thereto.

                 (j) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

                 (k) The permissive rights of the Trustee to perform acts enumerated in this Indenture shall not be construed as a duty.

                 (l) The Trustee shall not be liable for any interest on any money received by it except as the Trustee may agree in writing with the Company.

                 (m) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with Bucyrus or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                 SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for Bucyrus' use of the proceeds from the Securities, and it shall not be responsible for any statement of Bucyrus in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                 SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default within 30 days after it is known by a Trust Officer or written notice is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                 SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each January 1 beginning with the January 1 following the date of this Indenture, and in any event prior to March 31 in each year, the Trustee shall mail to each Holder a brief report dated as of January 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b). Prior to delivery to the Holders, The Trustee shallpromptly deliver to Bucyrus a copy of any report it delivers to Holders pursuant to this
Section 7.6.

                 SECTION 7.7. Compensation and Indemnity. Bucyrus shall pay to the Trustee from time to time such reasonable compensation for its services as Bucyrus and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Bucyrus shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide Bucyrus reasonable notice of any expenditure not in the ordinary course of business. Bucyrus shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify Bucyrus promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Bucyrus shall not relieve Bucyrus of its obligations hereunder. Bucyrus shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel at its own expense. If, however, representation in any defense by Bucyrus and its counsel would in the opinion of counsel to the Trustee create a conflict of interest, Bucyrus shall pay the expense of separate counsel to the Trustee. Bucyrus need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. Bucyrus need not pay for any settlement made without its written consent.

                 To secure Bucyrus' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.


                 Bucyrus' payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.1(vi) or (vii) with respect to Bucyrus, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                 SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time upon 30 days notice to Bucyrusby so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Bucyrus shall remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns, is removed by Bucyrus or by the Holders of a majority in principal amount of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Bucyrus shall promptly appoint a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Bucyrus.

Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding the replacement of the Trustee pursuant to this Section, Bucyrus' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, so long as such corporation is eligible under this Article 7 and TIA Section 310(a).

                 In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                 SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Bucyrus are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                 SECTION 7.11. Preferential Collection of Claims Against Bucyrus. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section
 311(a) to the extent indicated.

                                   ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

                 SECTION 8.1.     Discharge of Liability on Securities;
Defeasance.

                 (a) When (i) Bucyrus delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereofor the Securities will become due and payable at their Maturity within 91 days, or the securities are to be called for redemption within 91 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and Bucyrus irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon, and if in either case Bucyrus pays all other sums payable hereunder by Bucyrus, then the Indenture shall, subject to
Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of Bucyrus accompanied by an Officers' Certificate and an Opinion of Counsel that all conditions precedent provided for herein relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of Bucyrus.

                 (b) Subject to Sections 8.1(c) and 8.2, Bucyrus at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections
4.4 through 4.16, inclusive and the operation of Sections 6.1(iii), 6.1(iv), 6.1(v), 6.1(vi) (but only with respect to Significant Restricted Subsidiaries) and 6.1(vii) (but only with respect to Significant Restricted Subsidiaries), 6.1(viii) and 5.1(iii) and 5.1(iv) ("covenant defeasance option"). Bucyrus may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                 If Bucyrus exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If Bucyrus exercises its covenant defeasance option, payment of the Securities may not be accelerated due to a failure to comply with any of Sections 4.4 through 4.16, inclusive, or the operation of Sections 6.1(iii), 6.1(iv), 6.1(v), 6.1(vi) (but only with respect to Significant Restricted Subsidiaries), 6.1(vii) (but only with respect to a Significant Subsidiaries), or 6.1(viii). If Bucyrus exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations under
Article 11.

                 Upon satisfaction of the conditions set forth herein and upon request of Bucyrus, the Trustee shall acknowledge in writing the discharge of those obligations that Bucyrus terminates.

                 (c) Notwithstanding clauses (a) and (b) above, Bucyrus' obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.3, 8.4, 8.5 and
8.6 shall survive until the Securities have been paid in full. Thereafter, Bucyrus' obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                 SECTION 8.2. Conditions to Defeasance. Bucyrus may exercise its legal defeasance option or its covenant defeasance option only if:

                 (1) Bucyrus irrevocably deposits in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash (without reinvestment) at such times and in such amounts as will be sufficient to pay principal and interest on the Securities (except Securities replaced pursuant to Section 2.7) to redemption or maturity, as the case may be;

                 (2) Bucyrus delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

                 (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(vi) or

         (vii) with respect to Bucyrus occurs which is continuing at the end of the period;

                 (4) no default exists under any Indebtedness of Bucyrus or any Restricted Subsidiary;

                 (5) Bucyrus delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                 (6) Bucyrus shall have delivered to the Trustee an Opinion of Counsel stating that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law);

                 (7) Bucyrus delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with; and

                 (8) Bucyrus shall have paid or duly provided for payment under terms mutually satisfactory to Bucyrus and the Trustee all amounts then due to the Trustee pursuant to Section 7.7 hereof.

                 Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of Bucyrus or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

                 Before or after a deposit, Bucyrus may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                 SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent (including Bucyrus acting as its own Paying Agent as the Trustee may determine) and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                 SECTION 8.4. Repayment to Bucyrus. The Trustee and the Paying Agent shall notify Bucyrus of any excess money or Securities held by them at any time and shall promptly turn over to Bucyrus upon request any excess money or securities held by them at any time.

                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to Bucyrus upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to Bucyrus for payment as general creditors.

                 SECTION 8.5.     Indemnity for Government Obligations.
Bucyrus shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

                 SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Bucyrus' obligations under this Indenture and the Securities and the Guarantors' obligations under this Indenture and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article Eight; provided, however, that, (a) if Bucyrus has made any payment of interest on or principal of any Securities following the reinstatement of their obligations, Bucyrus shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to Bucyrus promptly after receiving a written request therefor at any time, if such reinstatement of Bucyrus' obligations has occurred and continues to be in effect.



                                  ARTICLE 9

                             AMENDMENTS AND WAIVERS

                 SECTION 9.1. Without Consent of Holders. Bucyrus and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

                 (1)      to cure any ambiguity, defect or inconsistency;

                 (2) to provide for the assumption by a successor corporation of the obligations of Bucyrus under this Indenture in the event of any transaction in compliance with Article 5 in which Bucyrus is not the Surviving Person;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code;

                 (4)      to add Guarantees with respect to the Securities;

                 (5) to release Guarantors when permitted by this Indenture;

                 (6)      to secure the Securities;

                 (7) to add to the covenants of Bucyrus for the benefit of the Holders or to surrender any right or power herein conferred upon Bucyrus;

                 (8) to make any change that does not adversely affect the rights of any Holder; or

                 (9) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA.

                 After an amendment under this Section becomes effective, Bucyrus shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this section.

                 SECTION 9.2. With Consent of Holders. Bucyrus and the Trustee may amend this Indenture or the Securities with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. However, without the consent of each Holder of outstanding Security affected thereby, no amendment may:

                 (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                 (2) reduce the principal of or change the fixed maturity of any Security, or alter the provisions with respect to the redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the holders of the Securities (other than the provisions of this Indenture relating to any offer to purchase required under Section 4.8 or 4.13);

                 (3) reduce the rate of or change the time for payment of interest on any Security;

                 (4) waive a Default in the payment of principal or interest on, the Securities (except that holders of at least a majority in aggregate principal amount of the then outstanding Securities may (x) rescind an acceleration of the Securities that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);

                 (5) make any Security payable in money other than that stated in the Securities;

                 (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Securities to receive payments of principal of or interest on, the Securities;

                 (7) waive a redemption payment with respect to any Security;

                 (8) release any Guarantor from its Guarantee except in compliance with this Indenture; or

                 (9) make any change in the foregoing amendment and waiver provisions;

provided, further, however, that no such modification or amendment may, without the consent of the holders of two-thirds of the aggregate principal amount of Securities affected thereby, modify any of the provisions (including the definitions thereto) under Section 4.8 in a manner materially adverse to the Holders.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

                 After an amendment under this Section becomes effective, Bucyrus shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                 SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. An amendment or waiver becomes effective once the requisite number of consents are received by Bucyrus or the Trustee. After an amendment or waiver becomes effective, it shall bind every Holder.
Bucyrus may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                 SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.

                 Alternatively, if Bucyrus or the Trustee so determines, Bucyrus in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                 SECTION 9.6. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 (other than Section 9.1(4)) if the amendment does not adversely affect the rights, duties, liabilities or immunities of the

Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of Article 9 of this Indenture.

                                   ARTICLE 10

                                   GUARANTEES

                 SECTION 10.1. Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns as primary obligor and not merely as a surety, on an unsecured senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of Bucyrus under this Indenture and the Securities whether for payment of principal of or interest on the Securities, expenses, indemnification or otherwise (all such obligations guaranteed by the Guarantors being herein called the "Guaranteed Obligations"). The Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

                 Each Guarantor waives presentation to, demand of, payment from and protest to Bucyrus of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against Bucyrus or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

                 Each Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                 Except as expressly set forth in Sections 8.2, 10.2 and 10.6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                 Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of Bucyrus or otherwise.

                 In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of Bucyrus to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any Guaranteed Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of Bucyrus to the Holders and the Trustee.

                 Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of Guaranteed Obligations as provided in Article 6, the Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

                 Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                 SECTION 10.2. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount based on the consolidated net worth of each Guarantor.

                 SECTION 10.3. Successors and Assigns. This Article Ten shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                 SECTION 10.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

                 SECTION 10.5. Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                 SECTION 10.6. Release of Guarantor. A Guarantor may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be released from its Guarantee upon the sale of all of its Capital Stock, or all or substantially all of the assets of the applicable Guarantor, to any Person that is not a Subsidiary of Bucyrus, if such sale is made in compliance with this Indenture.

                 SECTION 10.7. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to Section 4.5 shall, and Bucyrus shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor under this Article Ten and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, Bucyrus shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

                                   ARTICLE 11

                                 MISCELLANEOUS

                 SECTION 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If this Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.

                 SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person, by overnight courier or facsimile (if to Bucyrus, with receipt confirmed by an Officer) or mailed by first-class mail addressed as follows:

                 If to Bucyrus or any Guarantor:

                 Bucyrus International, Inc.
                 1100 Milwaukee Avenue
                 P.O. Box 500
                 South Milwaukee, Wisconsin  53172
                 Attention:  Chief Financial Officer

                 If to the Trustee:

                 c/o Harris Trust and Savings Bank
                 88 Pine Street
                 19th Floor
                 New York, New York  10005

                 Bucyrus or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed or sent by overnight courier or facsimile to a Holder shall be sent to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

                 Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

                 SECTION 11.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. Bucyrus, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by Bucyrus to the Trustee to take or refrain from taking any action under this Indenture, Bucyrus shall furnish to the Trustee to the extent required by the TIA or this Indenture:

                 (1) an Officers' Certificate (which in connection with the original issuance of the Securities need only be executed by one Officer for Bucyrus) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, that an Opinion of Counsel can rely as to matters of fact on an Officers' Certificate or a certificate of a public official.

                 SECTION 11.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by Bucyrus or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Bucyrus shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                 SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Trustee shall provide Bucyrus reasonable notice of such rules; provided that neither prior notice to the Company of such rules nor prior approval by the Company of such rules shall be a requirement for their effectiveness. The Registrar and the Paying Agent may make reasonable rules for their functions.

                 SECTION 11.8. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                 SECTION 11.9. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                 SECTION 11.10. No Recourse Against Others. No recourse for the payment of the principal of or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Bucyrus or any Guarantor in this Indenture, or in any of the Securities or the Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Bucyrus or any of its Subsidiaries. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

                 SECTION 11.11. Successors. All agreements of Bucyrus in this Indenture and the Securities shall bind Bucyrus' successors. All agreements of the Trustee in this Indenture shall bind its successors.

 SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
One signed copy is enough to prove this Indenture.

                 SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                 SECTION 11.14. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       BUCYRUS INTERNATIONAL, INC.


                                       By:  /s/ Daniel J. Smoke
                                            ----------------------------
                                            Name:  Daniel J. Smoke
                                            Title: Vice President and
                                                   Chief Financial Officer

                                       GUARANTORS:
                                       BOONVILLE MINING SERVICES, INC.


                                       By:  /s/ Craig R. Mackus
                                            ----------------------------
                                            Name:  Craig R. Mackus
                                            Title: Vice President -
                                                   Treasurer and Assistant
                                                   Secretary


                                       MINSERCO, INC.


                                       By:  /s/ Craig R. Mackus
                                            ----------------------------
                                            Name:  Craig R. Mackus
                                            Title: Vice President -
                                                   Treasurer and Assistant
                                                   Secretary




                                       VON'S WELDING, INC.


                                       By:  /s/ Craig R. Mackus
                                            ----------------------------
                                            Name:  Craig R. Mackus
                                            Title: Vice President -
                                                   Treasurer and Assistant
                                                   Secretary

                                             HARRIS TRUST AND SAVINGS BANK, as
                                             Trustee


                                             By: /s/ D. G. Donovan
                                                 -------------------------------
                                                 Name:  D. G. Donovan
                                                 Title: Assistant Vice President

                                                                       EXHIBIT A

                                FACE OF SECURITY

No.
                                                CUSIP No.

                          BUCYRUS INTERNATIONAL, INC.
                          9-3/4% Senior Notes Due 2007

                 BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the "Company"), promises to pay to Cede & Co., or registered assigns, the principal
sum of [                ] Dollars on September 15, 2007.

                 Interest Payment Dates:  March 15 and September 15.

                 Record Dates:  March 1 and September 1.

                 Additional provisions of this Security are set forth on the reverse side of this Security.

                 IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by a duly authorized officer.

                          BUCYRUS INTERNATIONAL, INC.

                          By:  _____________________
                               Name:
                               Title:

Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

Harris Trust and Savings Bank, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                          By:  HARRIS TRUST AND SAVINGS BANK,
                               as Trustee


                               ________________________________
                               Authorized Signatory

Date of Authentication:

                              REVERSE OF SECURITY

                          9-3/4% SENIOR NOTES DUE 2007

1.       Interest

                 BUCYRUS INTERNATIONAL, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture, the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing March 15, 1998. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from September 24, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                 The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date immediately preceding the interest payment date even if Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Agreement)) after the record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

3.       Paying Agent and Registrar

                 Initially, Harris Trust and Savings Bank, a national banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.       Indenture

                 The Company issued the Securities under an Indenture dated as of September 24, 1997 (the "Indenture"), among the Company, the Guarantors party thereto and the Trustee. This Security is one of a duly authorized issue of Initial Securities of the Company designated as its 9-3/4% Senior Notes Due 2007 (the

"Initial Securities"). The Securities include the Initial Securities and the Exchange Securities (as defined in the Indenture) issued in exchange for the Initial Securities pursuant to the Registration Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Security and the Indenture will be governed by the Indenture.

                 The Securities are unsecured senior obligations of the Company limited to $150,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Restricted Subsidiaries, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Company, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

                 To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have unconditionally guaranteed the obligations of the Company under the Indenture and the Securities on an unsecured senior basis pursuant to the terms of the Indenture.

5.       Optional Redemption

                 Except as set forth in the next paragraph, the Securities may not be redeemed at the option of the Company prior to, September 15, 2002. Thereafter, the Securities will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption) if redeemed during the 12-month period commencing on September 15 of the years set forth below:

    Period                                                                Percentage
    ------                                                                ----------
    2002                                                                  104.875%
    2003                                                                  103.250%
    2004                                                                  101.625%
    2005 and thereafter                                                   100.000%

                 In addition, at any time and from time to time on or prior to September 15, 2000, the Company may redeem Securities with the net cash proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the dated fixed for redemption); provided, however, that at least 66___% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption (other that any Securities owned by the Company or any of its Subsidiaries) and such redemption shall be effected within 60 days of the consummation of the latest Public Equity Offering.

6.       Notice of Redemption

                 Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

7.       Change of Control

                 Upon a Change of Control, each Holder of Securities will have the right to require the Company to purchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption) as provided in, and subject to the terms of, the Indenture.

8.       Registration Agreement

                 The holder of this Security is entitled to the benefits of a Registration Agreement, dated as of September 24, 1997, among the Company, the Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration Agreement"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Registration Agreement.

                 If (i) within 60 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) within 150 days after the Issue Date, the Exchange Offer Registration Statement has not been declared effective; (iii) within 180 days after the Issue Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in Section 3(b)(i) or (ii) of the Registration Agreement) in connection with resales of Initial Securities or Exchange Securities in accordance with and during the periods specified in Sections 2(e) and 3(b) of the Registration Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), liquidated damages ("Liquidated Damages") will accrue on the Initial Securities and the Exchange Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated Damages will accrue at a rate of $0.05 per week per $1,000 principal amount of the Securities during the 90-day period immediately following the occurrence of any Registration Default and shall increase $0.05 per week per $1,000 principal amount of the Securities at the end of each subsequent 90-day period, but in no event shall such Liquidated Damages exceed $0.25 per week per $1,000 principal amount of Securities.

9.       Denominations; Transfer; Exchange

                 The Securities are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

                 The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

                 Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                 Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and
(ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add Guarantees with respect to the Securities, to release Guarantors when permitted by the Indenture, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

14.      Defaults and Remedies

                 If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                 Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it is offered reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Company

                 Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                 No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture, or in any of the Securities or Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee, agent or controlling person of the Company or any of its Subsidiaries. Each Holder, by accepting a Security, waives and releases all such liability.

17.      Guarantees

                 This Security will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

18.      Governing Law

                 The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

19.      Authentication

                 This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.      Abbreviations

                 Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

21.      CUSIP Numbers

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made as follows:

                 Bucyrus International, Inc.
                 1100 Milwaukee Avenue
                 P.O. Box 500
                 South Milwaukee, Wisconsin  53172
                 Attention:  Chief Financial Officer

                                ASSIGNMENT FORM

                 To assign this Security, fill in the form below:

                 I or we assign and transfer this Security to
       _________________________________________________________________
             (Print or type assignee's name, address and zip code)
       _________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:  _______________            Your Signature:  _______________

                                  Sign exactly as your name appears
                                  on the other side of this Security.

                               Signature Guarantee:  _______________
                                      (Signature must be guaranteed)

                              SIGNATURE GUARANTEE

                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                 In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [Check One]

(1)  __  to the Company or a subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the

         Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) __ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

         [ ]      The transferee is an Affiliate of the Company.

         Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Dated:  ____________________   Signed:_________________________
                                      (Sign exactly as name
                                      appears on the otherside
                                      of this Security)
Signature Guarantee: ___________________________________________

                              SIGNATURE GUARANTEE

                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                 The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ______________           _______________________________________
                                 NOTICE:  To be executed by an executive
                                 officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Security purchased by the Company pursuant to Section 4.8 or 4.13 of the Indenture, check the box: [ ]

                 If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.8 or 4.13 of the Indenture, state the amount: $

Date:  ______________           Your Signature:  _________________
                                (Sign exactly as your name appears on
                                the other side of the Security)

Signature Guarantee:          ________________________________________
                              (Signature must be guaranteed)

                              SIGNATURE GUARANTEE

                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                                FACE OF SECURITY

No.
                                                CUSIP No.

                          BUCYRUS INTERNATIONAL, INC.
                     9-3/4% Senior Notes Due 2007, SERIES B

                 BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the "Company"), promises to pay to Cede & Co., or registered assigns, the principal
sum of [                ] Dollars on September 15, 2007.

                 Interest Payment Dates:  March 15 and September 15.

                 Record Dates:  March 1 and September 1.

                 Additional provisions of this Security are set forth on the reverse side of this Security.

                 IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by a duly authorized officer.

                          BUCYRUS INTERNATIONAL, INC.

                          By:  ______________________
                               Name:
                               Title:
Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

Harris Trust and Savings Bank, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                          By:  HARRIS TRUST AND SAVINGS BANK,
                               as Trustee

                               ______________________________
                               Authorized Signatory

Date of Authentication:

                              REVERSE OF SECURITY

                     9-3/4% SENIOR NOTES DUE 2007, SERIES B

1.       Interest

                 BUCYRUS INTERNATIONAL, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture, the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing March 15, 1998. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from September 24, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                 The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date immediately preceding the interest payment date even if Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Agreement)) after the record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

3.       Paying Agent and Registrar

                 Initially, Harris Trust and Savings Bank, a national banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.       Indenture

                 The Company issued the Securities under an Indenture dated as of September 24, 1997 (the "Indenture"), among the Company, the Guarantors party thereto and the Trustee. This Security is one of a duly authorized issue of Exchange Securities of the Company designated as its 9-3/4% Senior Notes Due 2007 (the

"Exchange Securities"). The Securities include the Initial Securities (as defined in the Indenture) and the Exchange Securities issued in exchange for the Initial Securities pursuant to the Registration Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Security and the Indenture will be governed by the Indenture.

                 The Securities are unsecured senior obligations of the Company limited to $150,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Restricted Subsidiaries, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Company, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

                 To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have unconditionally guaranteed the obligations of the Company under the Indenture and the Securities on an unsecured senior basis pursuant to the terms of the Indenture.

5.       Optional Redemption

                 Except as set forth in the next paragraph, the Securities may not be redeemed at the option of the Company prior to, September 15, 2002. Thereafter, the Securities will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption) if redeemed during the 12-month period commencing on September 15 of the years set forth below:

      Period                                                                Percentage
      ------                                                                ----------
      2002                                                                           104.875%
      2003                                                                           103.250%
      2004                                                                           101.625%
      2005 and thereafter                                                            100.000%

                 In addition, at any time and from time to time on or prior to September 15, 2000, the Company may redeem Securities with the net cash proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the dated fixed for redemption); provided, however, that at least 6___% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption (other that any Securities owned by the Company or any of its Subsidiaries) and such redemption shall be effected within 60 days of the consummation of the latest Public Equity Offering.

6.       Notice of Redemption

                 Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

7.       Change of Control

                 Upon a Change of Control, each Holder of Securities will have the right to require the Company to purchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption) as provided in, and subject to the terms of, the Indenture.

8.       Denominations; Transfer; Exchange

                 The Securities are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.       Persons Deemed Owners

                 The registered Holder of this Security may be treated as the owner of it for all purposes.

10.      Unclaimed Money

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      Discharge and Defeasance

                 Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.      Amendment, Waiver

                 Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and
(ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add Guarantees with respect to the

Securities, to release Guarantors when permitted by the Indenture, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

13.      Defaults and Remedies

                 If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                 Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it is offered reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.

14.      Trustee Dealings with the Company

                 Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

                 No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture, or in any of the Securities or Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee, agent or controlling person of the Company or any of its Subsidiaries. Each Holder, by accepting a Security, waives and releases all such liability.

16.      Guarantees

                 This Security will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

17.      Governing Law

                 The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

18.      Authentication

                 This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

                 Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

20.      CUSIP Numbers

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made as follows:
                 Bucyrus International, Inc.
                 1100 Milwaukee Avenue
                 P.O. Box 500
                 South Milwaukee, Wisconsin  53172
                 Attention:  Chief Financial Officer

                                ASSIGNMENT FORM

                 To assign this Security, fill in the form below:

                 I or we assign and transfer this Security to
      ___________________________________________________________________
             (Print or type assignee's name, address and zip code)
      ___________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:  _______________          Your Signature:  ____________________

                                Sign exactly as your name appears on
                                the other side of this Security.

                                Signature Guarantee:  _______________
                                        (Signature must be guaranteed)

                              SIGNATURE GUARANTEE

                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Security purchased by the Company pursuant to Section 4.8 or 4.13 of the Indenture, check the box: [ ]

                 If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.8 or 4.13 of the Indenture, state the amount: $

Date:  ______________           Your Signature:  ____________________
                                (Sign exactly as your name appears on
                                the other side of the Security)

Signature Guarantee:  ________________________________________
                      (Signature must be guaranteed)

                              SIGNATURE GUARANTEE

                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C

                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors

                                                    [             ], [    ]


Harris Trust and Savings Bank
111 West Monroe Street
12th Floor
Chicago, Illinois 60603

Ladies and Gentlemen:

                 In connection with our proposed purchase of 9-3/4% Senior Notes Due 2007 (the "Securities") of Bucyrus International, Inc., a Delaware corporation (the "Company"), we confirm that:

                 1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated September 17, 1997, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Offering Memorandum.

                 2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

                 3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act),
         (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the

         Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                 4. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                 5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                 6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                 You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

                                [Name of Transferee]


                                By:      ____________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT D

                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                        [           ], [    ]
Harris Trust and Savings Bank
111 West Monroe Street 12th
Floor Chicago, Illinois 60603

         Re:  Bucyrus International, Inc. (the "Company")
              9-3/4% Senior Notes Due 2007(the "Securities")

Ladies and Gentlemen:

                 In connection with our proposed sale of $[          ]
aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                 (1) the offer of the Securities was not made to a person in the United States;

                 (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                 (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                 You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                     Very truly yours,

                                     [Name of Transferor]


                                     By:  _________________________
                                          Authorized Signature

                                                                       EXHIBIT E

                                   GUARANTEE

                 For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of and interest on this Security in the amounts and at the times when due and interest on the overdue principal of and interest on this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 10 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of September 24, 1997, among Bucyrus International, Inc., a Delaware corporation, as issuer (the "Company"), the Guarantors party thereto and Harris Trust and Savings Bank, as trustee (the "Trustee"), as amended or supplemented from time to time (the "Indenture").

                 The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                 THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

 This Guarantee is subject to release upon the terms set forth in the Indenture.

    IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

                                              BOONVILLE MINING SERVICES, INC.


                                              By:  _____________________________
                                                   Name:
                                                   Title:


                                              MINSERCO, INC.


                                              By:  _____________________________
                                                   Name:
                                                   Title:


                                              VON'S WELDING, INC.


                                              By:  _____________________________
                                                   Name:
                                                   Title:





                                      E-2